UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2024
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The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Park Avenue South
Seventh Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2024, All Market Singapore PTE Ltd., a wholly owned subsidiary of The Vita Coco Company, Inc. (the “Company”), entered into a Manufacturing and Purchasing Agreement (the “Manufacturing Agreement”) with Century Pacific Food, Inc. (“Century Pacific”). The Company has an existing relationship with an affiliate of Century Pacific for the manufacture of various Company products in accordance with the terms of that certain Manufacturing and Purchasing Agreement, dated as of September 17, 2012, which is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2021. The Manufacturing Agreement expands the Company’s existing relationship with Century Pacific to include, among other things, the production of the Company’s products at an additional manufacturing facility.

The Manufacturing Agreement has an initial term that commenced on March 8, 2024 and continues until the last day of the sixth full calendar year from the date of first delivery of the Company’s products under the agreement unless an extension is mutually agreed by the parties. Pursuant to the Manufacturing Agreement, Century Pacific will take all reasonable commercial steps to begin production on the Company’s products on or before the first fiscal quarter of 2025, including building a new manufacturing facility at its own cost. Century Pacific will provide the raw materials and packaging required for production, and the Company will provide necessary training and technology for production. In exchange, the Company commits to purchase a minimum volume of product at prices set annually over the term of the Manufacturing Agreement. The minimum volume may be adjusted annually but cannot be lower than the required minimum volume. The Manufacturing Agreement also contains a penalty if the Company has failed to order, or Century Pacific has failed to supply, the required minimum volume during any consecutive 12-month period commencing on January 1 and ending on December 31 during the term. The Manufacturing Agreement also contains a right of first refusal in favor of the Company whereby if Century Pacific is capable of producing in excess of the minimum volume and chooses not to utilize such product for its own brands, Century Pacific shall grant the Company a right of first refusal to purchase such excess volume.

The foregoing summary of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Manufacturing Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: March 14, 2024	By:	/s/ Martin Roper
Name: Martin Roper
Title: Chief Executive Officer